Exhibit 23.5
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-162888, 333-35245, 333-55838, 333-116528 and 333-137273) of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), relating to the Incentive Plan of the Company, and the Registration Statements on Form S-3 (Registration Nos. 333-159237, 333-142345 and 333-142346) of the Company (collectively, the “Registration Statements”) of the information contained in our reserve report that is summarized as in our summary letter dated March 1, 2010, relating to the oil and gas reserves and revenue, as of December 31, 2009, of certain interests of the Company.
We hereby consent to all references to such report, letter, and/or to this firm in each of the Registration Statements and each Prospectus to which any such Registration Statement relates, and further consent to our being named as an expert in each of the Registration Statements and each Prospectus to which any such Registration Statement relates.

LaRoche Petroleum Consultants, Ltd.
/s/ William M. Kazmann
Name:	William M. Kazmann
Title:	Senior Partner

March 15, 2010
4600 Greenville Avenue, Suite 160 • Dallas, Texas 75206 • Phone (214) 363-3337 • Fax (214) 363-1608